EXHIBIT NO. 24.1



                 Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8) for the registration of 600,000 shares of common stock pertaining to the Incentive Program of Graham-Field Health Products, Inc. of our report dated March 23, 1995, with respect to the consolidated financial statements and schedule of Graham-Field Health Products, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.


Ernst & Young LLP


June 27, 1995